                                                                    Exhibit 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 14, 2000 relating to the financial statements of Chatwins Group, Inc. and of Stanwich Acquisition Corp. (D/B/A Kingway Material Handling Company) which appear in the March 16, 2000 Form 8-K/A for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP


Pittsburgh, PA
May 18, 2000